Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re NUBURU, INC. ) C.A. No. 2023-____-

[PROPOSED] ORDER GRANTING PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

WHEREAS, on January 31, 2023, Nuburu, Inc. (“Nuburu” or the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State;

WHEREAS, in reliance on the validity and effectiveness of the Charter, Nuburu has issued shares of its capital stock and other securities, and taken other actions, from time to time on or after January 31, 2023 and through the date of this order;

WHEREAS, on February 27, 2023 Nuburu filed with this Court a Verified Petition for Relief under 8 Del. C. § 205 seeking validation of the Charter and the securities issued in reliance thereon (the “Petition”); and

WHEREAS, the Court has considered the factors in 8 Del. C. § 205(d) and finds good cause to grant the Petition;

IT IS HEREBY ORDERED, this __ day of , 2023, that under 8 Del. C. § 205:

1. The December 27, 2022 stockholder vote approving the Charter is hereby validated and declared effective.

2.
The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective.

3.
The Company’s securities (and the issuance of the securities) described herein or in the Petition, whether already issued or to be issued pursuant to authorization under the Charter, are hereby validated and declared duly authorized.
4.
This Order validates these corporate acts taken, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition.

[Vice] Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court: DE Court of Chancery Civil Action
Judge: Lori W. Will

File & Serve

Transaction ID: 69230790

Current Date: Mar 14, 2023
Case Number: 2023-0250-LWW
Case Name: In re Nuburu, Inc.
Court Authorizer: Lori W. Will

Court Authorizer
Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will